Exhibit 99.1

GlobalSCAPE, Inc. Reports Fiscal First Quarter 2019 Financial Results

Board of Directors declares special $.50 per share dividend

SAN ANTONIO — April 29, 2019 — GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced financial results for its fiscal first quarter ended March 31, 2019.

Revenue for the first quarter of 2019 was $9.4 million, a 22% increase when compared with revenue of $7.7 million for the first quarter of 2018. The revenue increase is attributable to the company-wide focus on our flagship EFT platform product. Gross profit was $8.0 million, or 85% of total revenue, compared to $6.1 million, or 79% of total revenue in the same quarter a year ago.

Operating expenses for the first quarter of 2019 decreased 34% to $4.8 million, compared to $7.3 million in the same period a year ago.

Net income for the first quarter of 2019 was $2.4 million compared with a net loss of $935,000 for the first quarter of 2018. Earnings per share were $0.14 for the first quarter of 2019 compared to a per share loss of $0.04 for the first quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 was $4.4 million compared to $22,000 for the first quarter of 2018.

The Company had no debt and cash and cash equivalents totaled $14 million at March 31, 2019. As a result of the 68,558 shares repurchased in the first quarter of 2019, the Company had 17,218,849 shares outstanding as of March 31, 2019.

The Company also announced a special dividend of $0.50 per share of common stock. The dividend is payable May 27, 2019 to shareholders of record at the close of business at 5 p.m. Eastern Time on May 13, 2019.

“Earlier this month we announced the sudden passing of Matt Goulet, President and CEO,” said Robert Alpert, Chairman of GlobalSCAPE’s Board of Directors and Interim CEO. “Although deeply saddened, the employees, management team and board of directors are committed to carrying out his vision. The experienced and talented leadership team is continuing to execute on a strategy to deliver improved shareholder value. The momentum we saw in the fourth quarter of 2018 continued in the first quarter of 2019 with record financial performance. With a fortress balance sheet as a solid foundation for growth, we delivered double-digit revenue growth while maintaining strong margins. Operating expenses decreased 34% year over year while adjusted EBITDA increased from $22,000 in the first quarter of 2018 to $4.4 million in the first quarter of 2019. Although we repurchased a small number of shares in the quarter, we will continue to monitor capital markets for opportunities to repurchase shares and consider other actions designed to enhance shareholder value. We are also pleased to report the declaration of a special dividend demonstrating the Board of Director’s confidence in our operating model and ability to generate significant free cash flow. “

About Globalscape

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets; the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; and our decreased “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

Use of Non-GAAP Measures

The Company uses Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, and Share-Based Compensation Expense) to provide a view of income and expenses that is supplemental and secondary to the primary assessment of net income (loss) as presented in the consolidated statement of operations and comprehensive income.

Prior to 2018, we did not add back the amortization of capitalized software development costs in our Adjusted EBITDA computation. In 2018, after researching the methods used by other software companies, we changed our method of computing Adjusted EBITDA to include the amortization of capitalized software development cost in order to enhance the comparability of the computation to that of our peers. A reconciliation of Adjusted EBITDA previously reported to the current presentation is provided at the end of this release.

Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income (loss) presented on our condensed consolidated statement of operations and comprehensive income. Adjusted EBITDA has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our financial statements prepared in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is provided at the end of this release.

Adjusted EBITDA

	Three Months Ended
	March 31,
	2019	2018
Net Income (loss)	$2,420	$(935)
Add (subtract) items to determine Adjusted EBITDA:
Income tax expense (benefit)	747	(232)
Interest (income) expense, net	(24)	(76)
Depreciation and amortization:
Total depreciation and amortization	410	594
Share-based compensation expense	875	671
Adjusted EBITDA	$4,428	$22

Previously Reported EBITDA Reconciliation

Three Months Ended
March 31,
2018
Adjusted EBITDA as previously reported	$(512)
Amortization of capitalized software development costs	534
Adjusted EBITDA as now reported	$22

GlobalSCAPE Investor Relations Contact:
ir@GlobalSCAPE.com

GlobalSCAPE Public Relations Contact:
Zintel Public Relations
Matthew Zintel
matthew.zintel@zintelpr.com